EXECUTION COPY

            AMENDMENT NO. 3 TO INTERWORLD SOFTWARE LICENSE AGREEMENT


     This AMENDMENT NO. 3 ("AMENDMENT NO. 3"), dated as of July 8, 2003, by and between IW Holdings, Inc.("HOLDINGS"), as successor to the business formerly conducted by InterWorld Corporation ("INTERWORLD"), and eB2B Commerce, Inc. (the "CLIENT"), formerly eChannel Ventures, Inc., amends and supplements that certain InterWorld Corporation Software License Agreement (the "SOFTWARE LICENSE AGREEMENT"), dated December 11, 1998, as amended by the addendum to the Software License Agreement dated September 24, 1999 (the "1999 ADDENDUM"), the further addendum dated September 30, 2000 (the "2000 ADDENDUM"), the Letter Agreement amending the Software License Agreement and the 1999 Addendum and the 2000 Addendum (the "LETTER AGREEMENT"), dated February 21, 2001, Amendment No. 1 to the Software License Agreement ("AMENDMENT NO. 1"), dated April 12, 2001, Amendment No. 2 to the Software License Agreement ("AMENDMENT NO. 2"), dated December 24, 2001, and the Clarification Agreement (the "CLARIFICATION AGREEMENT"), dated March 19, 2002 (the Software License Agreement, the 1999 Addendum, the 2000 Addendum, the Letter Agreement, Amendment No. 1, Amendment No. 2 and the Clarification Agreement are collectively referred to as the "AMENDED SOFTWARE LICENSE AGREEMENT"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Amended Software License Agreement.

         WHEREAS, the Client and Holdings have entered into the Amended Software License Agreement in order to set forth the terms and conditions relating to the License;

         WHEREAS, the parties hereto wish to resolve any disputes over amounts owed under the Amended Software License Agreement;

         WHEREAS, the parties intend that this Amendment No. 3 shall have a term beginning on the date hereof and ending two (2) years thereafter (the "TERM");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1. The terms and conditions of Section 2 of Amendment No. 2 (as amended by the Clarification Agreement) are declared null and void and of no force and effect and are deleted in their entirety.

     2. The Client agrees to pay Holdings and Holdings agrees to accept payment from the Client, within two (2) business days from the date hereof, an amount equal to $20,000 in immediately available funds.


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     3.  The Client shall reasonably promptly issue to Holdings,  such number of shares of its common stock, par value $.01 per share ("EB2B COMMON STOCK"), which when added to the number of shares presently held by Holdings and its affiliates will give it 9.9% of the presently
         outstanding   shares  of  eB2B  Common  Stock   (excluding   derivative
         securities for the purposes of calculating outstanding shares). No shares of eB2B Common Stock shall be issued to Holdings in the event that Holdings and affiliates already own 9.9% or more of the presently
         outstanding  shares  (excluding  derivate   securities).   Holdings  is
         acquiring the shares of eB2B Common Stock for its own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Holdings represents that it
         (i) is an "accredited investor," as that term is defined in Rule 501 under the Securities Act; (ii) has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or any other person or entity the shares of eB2B Common
         Stock  or  any  part  thereof;   (iii)  has  sufficient  knowledge  and
         experience in business matters to evaluate the merits and risks of the investment; (iv) has adequate means of providing for its current needs and possible contingencies; and (v) has no need for liquidity of its investment and would be able to bear the economic risk of a complete loss of its investment hereunder. Holdings acknowledges that the issuance of the shares of eB2B Common Stock have not been registered by the Client under the Securities Act and agrees that the shares of eB2B Common Stock may only be transferred if such transfer is registered under the Securities Act or is effected pursuant to an exemption from such registration requirements. Holdings agrees that a restrictive legend may be placed on any certificate evidencing the shares of eB2B Common Stock.

     4. In addition to the amounts set forth in Section 2 above, the Client hereby agrees to pay Holdings, during the Term, ten percent (10%) of its annual Client Revenue (as defined in the 2000 Addendum), such amount to be paid to Holdings quarterly on November 1, February 1, May 1 and July 1 during the Term.

5. Further, in addition to the amounts set forth in Section 2 and 4 above, the Client agrees to pay Holdings during the Term an additional fee in the amount of seven and one-half percent (7.5%) of Maintenance Fees
        as hereinafter   defined.   For  the purposes of this Amendment No. 3,
        "MAINTENANCE FEES" shall mean any and all revenue (other than the Client Revenue) received by the Client for or on account of the Software licensed to the Client under the Amended Software License Agreement and any derivative works thereof, including without limitation any maintenance or other services performed by the Client for third parties, and any sublicensing fees received for or account of the Software set forth on Exhibit A of the 2000 Addendum, such amounts to be paid to Holdings quarterly on November

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        1, February 1, May 1 and July 1 during the Term.  In  no event shall the amounts payable to Holdings under Sections 4 and 5 exceed, during the Term, an aggregate amount of $300,000, exclusive of the $20,000 paid pursuant to Section 2 hereof.


     6. During the Term and for a period of two (2) years thereafter, the Client shall keep true and accurate books and records of account and appropriate documentation of all transactions and matters relating to the calculation of Client Revenues. Quarterly on November 1, February 1, May 1 and July 1 during the Term, the Client shall provide to Holdings a written accounting of the Client Revenues for the relevant period (whether or not any payments are then due to Holdings), which written accounting shall be certified in writing as accurate by an officer of the Client. Holdings and its duly authorized representatives shall have the right upon reasonable notice and during normal business hours at any time during the Term and for a period of two (2) years thereafter, to audit and/or examine the relevant books, records, and documentation kept by the Client, and to make copies and/or extracts therefrom. In the event that an audit reveals underpayments to Holdings of five percent (5%) or more for any quarterly period, the Client will immediately pay, in addition to the amounts due: (i) an interest charge per month, calculated at an annual rate of five percent (5%) over the prime rate (as posted on the original due date in The Wall Street Journal), or the maximum interest charge allowed by law, whichever is greater (up to fifteen percent (15%) per annum), and (ii) the reasonable fees incurred by Holdings in connection with such audit.

     7. In the event of the Client's material breach of any term of this Amendment No. 3, which material breach remains uncured after thirty
         (30) days written notice by Holdings is received by a proper executive officer of the Client, the Client shall immediately become obligated to pay Holdings the amount of $300,000 (less amounts already paid hereunder) as liquidated damages (and representing the maximum amount of Client Revenues and Maintenance Fees payable hereunder), and in lieu of any further amounts owing under this Amendment No. 3. The notice shall not be required for the $20,000 payable pursuant to Section 2.

     8. The consideration from the Client to Holdings in this Amendment No. 3 shall constitute all amounts and consideration owing by the Client under the Amended Software License Agreement, as amended hereby.

     9. In the event that any one or more provisions of this Amendment No. 3 shall conflict with any other provisions of the Amended Software License Agreement, the provisions set forth in this Amendment No. 3 shall govern to the greatest extent possible.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment No. 3 as of the date first written above.

                                            IW HOLDINGS, INC.


                                            By:/s/ Mark E. Wilson
                                               ---------------------
                                               Name: Mark E. Wilson
                                               Title: Vice President

                                            EB2B COMMERCE, INC.


                                            By:/s/ Richard S. Cohan
                                               -----------------------
                                               Name: Richard S. Cohan
                                               Title: Chairman and CEO